Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-121231 and 333-175785) of SuperCom Ltd. of our report dated December 3, 2019 relating to the consolidated financial statements, which appears in this Form 20-F.

New-Jersey, USA	/s/ RRBB
November 27, 2020	Certified Public Accountants